Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement on Form S-11 of our report dated March 8, 2012 except with respect to our opinion on the consolidated financial statements in so far as it relates to the effects of discontinued operations discussed in Note 3A, as to which the date is June 26, 2012, relating to the financial statements and financial statement schedule, relating to the financial statements for the year ended December 31, 2011 of Jones Lang LaSalle Income Property Trust, Inc. and the financial statements of CEP Investors XII, LLC for the year ended December 31, 2011 which appears in Jones Lang LaSalle Income Property Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
March 31, 2014